Exhibit 99.1

HealthEquity Completes Acquisition of WageWorks

Announces $80-100 Million Investment in Remarkable Service

DRAPER, UT, (Globe Newswire) August 30, 2019 — HealthEquity, Inc. (NASDAQ: HQY) (“HealthEquity” or the “Company”) today completed its acquisition of WageWorks, Inc., (NYSE: WAGE) (“WageWorks”), to become a leading administrator of health savings accounts (“HSAs”) and complementary consumer-directed benefits (“CDBs”), including flexible spending and health reimbursement arrangements (“FSAs” and “HRAs”), COBRA and commuter benefits. The acquisition establishes HealthEquity as the complete partner for employers, benefits consultants, health and retirement plan providers seeking to help working families connect health and wealth.

HealthEquity also announced details of a $80-100 million investment in service. HealthEquity expects to bring all WageWorks customer care back to the United States, expand its digital and live member engagement capabilities, including benefits experts available every hour of every day, simplify administration for employers through a unified platform, and strengthen data security and privacy protections across all of its new CDB offerings.  The Company expects to complete its investment program within 24 to 36 months.

“Delivering remarkable service, above and beyond what others expect, is the foundation of Purple,” said President and CEO Jon Kessler, referring to the shorthand used by HealthEquity to describe its culture and values. “These investments will extend Purple to everything we now offer.”

“We believe a complete solution highly focused on service and engagement can accelerate the market-wide movement to HSAs and catalyze consumer understanding of how best to use them,” said Dr. Stephen Neeleman, HealthEquity’s Founder and Vice Chairman and author of the Complete HSA Guidebook. “Together, with our talented new teammates, we believe we are now better positioned to realize HealthEquity’s vision of every American family using an HSA to reduce the lifetime cost of healthcare.”

A webcast of an investor conference call to discuss the close of the acquisition will be held on Tuesday, September 3, 2019 at 5 p.m. ET in connection with a discussion of HealthEquity’s second quarter earnings results, which will be announced after the market closes on that day. Details about the investor webcast are available at ir.healthequity.com.

About HealthEquity

HealthEquity administers health savings accounts (HSAs) and other consumer directed benefits for nearly 12 million members in partnership with employers, benefits advisors and health and retirement plan providers who share our mission to connect health and wealth and value our culture of remarkable “purple” service.  For more information, visit www.healthequity.com.

Forward-looking statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the transaction between HealthEquity and WageWorks, the synergies from the transaction, HealthEquity’s plan to bring back all WageWorks customer care operations to the United States in its proposed timeframe, the combined company’s future operating results, HealthEquity’s expectations regarding debt repayment, the anticipated benefits of the transaction, future opportunities for HealthEquity, the product offerings of HealthEquity, and the ability of HealthEquity to deliver value to stakeholders. Forward-looking statements reflect current expectations regarding future events, results or outcomes, and are typically identified by words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “likely” or similar expressions that convey the prospective nature of events or outcomes. Factors that could cause actual results to differ include, but are not limited to: HealthEquity’s ability to generate sufficient cash flows to service and repay the debt associated with financing the transaction; the ability of HealthEquity to successfully integrate WageWorks’ operations with those of HealthEquity; that such integration may be more difficult, time-consuming or costly than expected; that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the public announcement of the transaction; and the retention of certain key employees of WageWorks may be difficult. Although HealthEquity believes the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Actual events, results and outcomes may differ materially from expectations due to a variety of known and unknown risks, uncertainties and other factors, including those described above. For a detailed discussion of other risk factors, please refer to the risks detailed in HealthEquity’s and WageWorks’ respective filings with the Securities and Exchange Commission, including, without limitation, each company’s most recent Annual Report on Form 10-K and subsequent periodic and current reports. HealthEquity does not undertake any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing views as of any date subsequent to the date of this press release.

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Investor Relations Contact	Media Contact
Richard Putnam	Elizabeth Anderson
801-727-1209	972-984-0800
rputnam@healthequity.com	pr@healthequity.com